UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 21, 2005
Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Crain Highway
Waldorf, Maryland	20601

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 301-645-0333

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-Kfiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))
☐      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 17, 2005, Old Line Bancshares, Inc. (the “Company”) entered into an underwriting agreement with McKinnon & Company, Inc. Pursuant to the terms and conditions of the underwriting agreement, the Company agreed to sell 2,096,538 shares of the Company’s Common Stock, par value $0.01 per share, on a best efforts basis. The underwriting agreement contained customary representation and warranties, indemnification provisions and closing conditions. The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as an exhibit to this Form 8-K and incorporated herein by reference.
On October 21, 2005 the Company closed the offering and sold 2,096,538 shares of its Common Stock at a per share purchase price of $9.75 per share. The net proceeds to the Company were $19,419,183.
ITEM 9.01. EXHIBITS
                    (d) Exhibits
    1.1     Underwriting Agreement dated October 17, 2005
              Between Old Line Bancshares, Inc. and McKinnon & Company, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

October 21, 2005	By:	/s/ Christine M. Rush

Christine M. Rush Chief Financial Officer and Senior Vice President